IMAGING TECHNOLOGIES CORPORATION AND SUBSIDIARIES
                                  EXHIBIT 10(B)

                           AGREEMENT TO ACQUIRE SHARES
                           ---------------------------

         THIS AGREEMENT TO ACQUIRE SHARES (hereafter referred to as the "Agreement") is made and entered into on December 19, 2000, by and between Imaging Technologies Corporation (hereafter referred to as "ITEC"), a Delaware company, with principle executive offices located at 15175 Innovation Drive, San Diego, California 92128, and Pen Interconnect Inc. (hereafter referred to as "PIC.") a Utah company, with principal offices located at 1601 Alton Parkway, Irvine California 92606 and concerns ITEC purchasing shares equivalent to 75% of the currently issued and outstanding shares of PIC's common stock on the Closing Date (hereinafter defined) in exchange for 100% of the common stock of a new corporation to be formed by ITEC and into which ITEC will contribute the business operations and assets of two business units: DealSeekers.com, and EduAdvantage.com.

RECITALS

         WHEREAS, PIC has previously been engaged in a variety of electronics manufacturing and other businesses; and

         WHEREAS, PIC discontinued its manufacturing operations earlier in the year 2000 due to the recovery by its lender of substantially all of the assets of PIC which were covered by the security interests of the lender, and PIC is seeking to recognize the value of its existing corporate organization and shareholder base; and

         WHEREAS, ITEC is in the business of ITEC developing, manufacturing, and distributing high-quality digital imaging solutions; and

         WHEREAS, ITEC desires to expand its access to capital markets; and

         WHEREAS, ITEC and PIC feel that forming a business relationship would be beneficial to both parties.

          NOW,   THEREFORE,   in  consideration  of  the  mutual  covenants  and
agreements contained herein and in reliance upon the representations and warranties hereinafter set forth, the parties agree as follows:

CONSIDERATION

         1.1 ITEC will form a newly incorporated California corporation and transfer the business operations and assets of two of its current business units into the new entity, (referred to herein as "NewTec"). The two businesses which shall be contributed to form NewTec are known as DealSeekers.com and EduAdvantage.com, for which the assets, a proforma balance sheet and statement of operations for which are attached hereto as Exhibit 1.1.

         1.2 PIC will conduct a reverse split of its common shares at a ratio to be agreed upon between ITEC and PIC of up to 1 new PIC share for 10 current PIC shares of and at the completion of such reverse split will issue to ITEC at the Closing (hereinafter defined) newly issued PIC shares in an amount sufficient to provide ITEC ownership of seventy-five percent (75%) of the common stock of PIC at the conclusion of this transaction on the Closing Date. The PIC common stock issued to ITEC shall be entitled to the registration rights described on Exhibit
1.2 attached hereto, and incorporated herein by this reference, such registration rights of ITEC being transferable to any one transferee of the PIC shares.

         1.3 ITEC and PIC mutually agree to enter into this strategic business relationship based on the structure described in this Agreement.

CLOSING

         2.1 The Closing of the transaction contemplated herein (the "Closing") will occur on the later of (i) January 31, 2001 or (ii) the date which is three
(3) days after the later to occur of the following: a) the approval of an increase in the authorized common stock of PIC from 50,000,000 shares to 100,000,000 shares by PIC stockholders b) the approval of the reverse stock split by PIC stockholders, or (iii) such other date as the parties may agree (the "Closing Date"). The Closing shall be effective as of the last day of the month preceding the Closing Date (the "Effective Date"). For accounting purposes, the Closing shall be deemed consummated as of 11:59 p.m. Pacific Time on the Effective Date. The Closing may be consummated by exchange of signature pages by facsimile transmission, with the originals thereof to be delivered by mail to each respective party as soon thereafter as practicable.

         2.2      ITEC shall deliver the following at the Closing:

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         (a) an Officer's  Certificate  as to (i) the accuracy at Closing of all of ITEC's representations and warranties as if made at and as of the Closing Date, (ii) the fulfillment of all of ITEC's agreements and covenants to be performed at or before the Closing Date, and (iii) the satisfaction of all Closing conditions to be satisfied by ITEC;

         (b) certified copies of resolutions adopted by ITEC's Board of Directors approving the execution, delivery and performance of this Agreement and approving all of the transactions contemplated by this Agreement; and

         (c) share certificates representing one hundred percent (100%) of the issued and outstanding common stock of NewTec duly issued in the name of PIC; and

         (d) such other instruments or documents as may be necessary or appropriate to carry out the transactions contemplated hereby.

         2.3      At the Closing, PIC shall deliver the following:

(a) an Officer's Certificate as to (i) the accuracy at Closing of all of PIC's representations and warranties as if made at and as of the Closing Date, ( ii) the fulfillment of all of PIC's agreements and covenants to be performed at or before the Closing Date, and (iii) the satisfaction of all Closing conditions to be satisfied by PIC;

         (b) certified copies of resolutions adopted by PIC's Board of Directors approving the execution, delivery and performance of this Agreement and approving all of the transactions contemplated by this Agreement; and

         (c) certified copies of resolutions approved by PIC's stockholders approving the reverse stock split;

         (d) certified copies of resolutions approved by PIC's stockholders approving the increase in its authorized common shares from 50,000,000 to 100,000,000 shares; and

         (e) share certificates representing seventy-five percent (75%) of the issued and outstanding common stock of PIC duly issued in the name of ITEC; and

         (f) such other endorsements, instruments or documents as may be necessary or appropriate to carry out the transactions contemplated hereby or are reasonably requested by ITEC to demonstrate satisfaction of the PIC Pre-Closing Actions (as hereinafter defined in Section 3.1).

REPRESENTATIONS AND WARRANTIES REGARDING PIC

         PIC represents and warrants to ITEC as of the Closing Date (unless otherwise provided) as follows:

         3.1 PIC has all of the requisite right, power and authority, subject to obtaining the approval of PIC stockholders, without the consent of any other person or entity, to execute and deliver this Agreement and the agreements to be executed and delivered hereby and to carry out the transactions contemplated hereby and thereby. All actions required to be taken by PIC to authorize the execution, delivery and performance of this Agreement and all agreements and transactions contemplated hereby have been duly and properly taken, with the exception of those actions specifically identified in Sections 6.1 to 6.5 hereof ("PIC Pre-closing Actions") to be taken by PIC subsequent to the execution of this Agreement but prior to the Closing.

         3.2 This Agreement and the other agreements and other documents to be delivered at the Closing by PIC have been duly executed and delivered by PIC and constitute valid and binding obligations of PIC enforceable in accordance with their respective terms. The execution and delivery of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby will not (immediately, or upon notice, with the passage of time, or both) result in the creation of any lien, charge or encumbrance of any kind or the termination or acceleration of any indebtedness or other obligation of PIC, and are not prohibited by, do not and will not violate or conflict with any provision of, and do not and will not constitute a default under or a breach of (i) the articles of incorporation or bylaws of PIC,
(ii) any contract, agreement or other instrument to which PIC is a party or by which PIC is bound, (iii) any order, decree or judgment of any court or governmental agency binding upon PIC, or (iv) any law, rule or regulation applicable to PIC.

         3.3 (a) PIC is a corporation duly organized, validly existing and in good standing under the laws of Utah, and has full power and authority and all requisite rights, licenses and permits to carry on its business as it is presently conducted by PIC. PIC maintains its primary office in the State of California.

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                  (b).  Except as set forth on  Schedule  3.3(b)  all of the PIC shares have been duly and validly authorized and granted or sold and there are no contributions, capital calls or other amounts outstanding with respect to any PIC shares. The PIC shares were not issued in violation of any preemptive or other right of any person. There are no outstanding options, rights, warrants, conversion rights or other agreements or commitments to which PIC is a party or binding upon PIC for the sale or transfer by PIC of any interest in PIC except as described on Schedule 3.3(b).

         3.4 Other than approval by a majority of the holders of the common shares of PIC, no approval, authorization, registration, consent, order or other action of or filing with any person, including any court, administrative agency or other governmental authority, is required for (i) the execution and delivery of this Agreement or the agreements contemplated hereby, or (ii) the consummation of the transactions contemplated hereby and thereby.

         3.5 (a) The unaudited financial statements for PIC at and as of September 30, 2000 ("PIC Financial Statements") (i) are attached hereto as
Schedule 3.5(a); and (ii) are accurate and complete.

              (b) PIC is not subject to any liability or obligation (whether absolute, accrued, contingent or otherwise and whether matured or unmatured) other than liabilities and obligations described on Schedule 3.5(a).

         3.6 The books of account and other records (financial and otherwise) of PIC are complete and correct and are maintained in accordance with good business practices and generally accepted accounting practices.

         3.7 Since September 30, 2000, PIC has operated its business only in the ordinary course, and there has not been any of the following in connection with
PIC:

             (a) any material adverse change in the financial condition, assets, liabilities, personnel, prospects or business affairs of PIC in its relationships with suppliers, vendors, customers, representatives, employees or others, nor has there been the occurrence of any event or condition which could reasonably be expected to have such an effect;

             (b)  any   declaration   or  payment  of  any   dividend  or  other
distribution;

             (c) any forgiveness, cancellation, write-off or write-down of debts or claims, or waiver of any rights related to PIC other than in the ordinary course of negotiating settlements of creditor claims and settlement of litigation filed against PIC, as disclosed on Schedule 3.7(c);

             (d) any increase or decrease in the compensation, benefits or method or rate of reimbursement paid, payable or to become payable by PIC to any employee, independent contractor or other person who renders services in connection with PIC or its business, or any payments of compensation other than salary to any of such employees;

             (e) any incurrence of debt;

             (f)  any  entry  into  any  material   agreement,   commitment   or
transaction in excess of ten thousand dollars ($10,000) or any capital expenditure in excess of five thousand dollars ($5,000);

             (g)  any  incurrence  of  any  security  interest,   lien,  charge,
encumbrance or claim on, or any damage or loss to, any of the assets of PIC;

             (h) any change in the method of operation or practices of PIC, including any change in the accounting, billing or invoicing procedures of PIC;

             (i) any sale, transfer or disposal by or for PIC or purchase by or for PIC of any properties or assets, except in the ordinary course of negotiating settlements of creditor claims and settlement of litigation as disclosed on Schedule 3.7(i); or

             (j) any agreement, commitment or understanding by PIC to do any of the foregoing.

         3.8 PIC owns or otherwise controls the contracts, assets, leases, accounts receivable, trademarks, patents and other tangible and intangible property which is carried on its Financial Statements and PIC has good and marketable title to such assets, and such assets are not and will not be subject to any pledge, option, escrow, hypothecation, lien, security interest, financing statement, lease, license, easement, right of way, encumbrance or other restriction of any kind except as disclosed on Schedule 3.8.

         3.9      PIC does not own any real property.

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         3.10  Except as  described  on  Schedule  3.10,  PIC does not lease any personal property. Schedule 3.10 sets forth an accurate, correct and complete list of all office furnishings and other personal property leased by PIC.

         3.11 Schedule 3.11 contains a list of all information in the nature of trade secrets, know-how or proprietary information, including but not limited to, software, copyrighted and copyrightable material, electronic data processing systems, program specifications and technical information relating to or used by PIC (the "Proprietary Information"). The Proprietary Information does not violate or infringe upon any trade secret rights, patents, trademarks or copyrights of any other person. Except as set forth on Schedule 3.11, the Proprietary Information is owned exclusively by PIC and no other person or entity has any claim thereto or rights therein.

         3.12 Except as set forth in Schedule 3.12, PIC has paid all taxes required to be paid and has filed all returns, declarations and reports or information returns and statements required to be filed.

         3.13 Except as set forth in Schedule 3.13, PIC is not engaged in, or a party to, or to the best of PIC's knowledge, threatened with, any suit, action, proceeding, or investigation or legal, administrative, arbitration or other method of settling disputes, and no officer of PIC knows, anticipates or has notice of any basis for any such action. PIC has not received notice of any investigation, suit or proceeding threatened or contemplated by any foreign, federal, state or local government or regulatory authority including, without limitation, those involving PIC's employment notices or policies or compliance with environmental regulations.

         3.14 PIC has not retained any broker or finder or incurred any liability or obligation for any brokerage fees, commissions or finder's fees with respect to this Agreement or the transactions contemplated hereby.

         3.15 PIC has no accounts receivable with the exception of the promissory note described in Schedule 3.15, for which no defenses to payment have been asserted, nor does PIC have reason to believe that such promissory note would not be paid (with the exception of the obligor's inability to pay for financial reasons)..

         3.16 Neither this Agreement nor any attachment, schedule, certificate or other statement delivered pursuant to this Agreement in or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements and information contained herein or therein, in light of the circumstances in which they were made, not misleading. Each schedule delivered pursuant to this Agreement is accurate and complete. To PIC's knowledge, there is no information necessary to enable a prospective purchaser of PIC or its common stock to make an informed decision with respect to the purchase of PIC or its common stock which has not been expressly disclosed to ITEC in this Agreement or in writing in connection with ITEC's due diligence process.

REPRESENTATIONS AND WARRANTIES OF ITEC

         ITEC hereby represents and warrants to PIC as of the date hereof as follows:

         4.1 ITEC has all requisite right, power and authority, without the consent of any other person or entity, to execute and deliver this Agreement and the agreements to be executed and delivered at Closing and to carry out the transactions contemplate hereby and thereby. All actions required to be taken by ITEC to authorize the execution, delivery and performance of this Agreement and all agreements and transactions contemplated hereby have been duly and properly taken.

         4.2 This Agreement has been, and the agreements and other documents to be delivered at Closing by ITEC and will be, duly executed and delivered by ITEC and constitute valid and binding obligations of ITEC, enforceable in accordance with their respective terms. The execution and delivery of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby do not and will not violate or conflict with any provision of, and do not and will not constitute a default under or a breach of (i) the Certificate of Incorporation or Bylaws of ITEC or NewTec, (ii) any contract, agreement or other instrument to which ITEC or NewTec are a party, (iii) any order or judgment of any court or governmental agency or
(iv) any law, rule or regulation applicable to ITEC or NewTec.

         4.3 No approval, authorization, registration, consent, order or other action of or filing with any person, including any court, administrative agency or other governmental authority is required for the execution and delivery by ITEC of this Agreement or the agreements contemplated hereby or the consummation of the transactions contemplated hereby and thereby.

         4.4 ITEC is a corporation duly organized and validly existing under the laws of the State of Delaware, and has full corporate power and authority to carry on the business in which it is engaged.

         4.5 NewTec is a corporation duly organized and validly existing under the laws of the State of California, and has full corporate power and authority to carry on the business in which it is engaged.

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         4.5 The NewTec Shares to be issued pursuant to this Agreement have been duly authorized by all necessary corporate action of ITEC and NewTec and when delivered hereunder will be validly issued, fully paid and nonassessable. The NewTec Shares will be issued pursuant to exemptions under the applicable federal and state securities laws.

         4.6 Except as set forth in Schedule 4.6, neither ITEC nor NewTec are engaged in, or a party to, or to the best of its knowledge, threatened with, any suit, action, proceeding, or investigation or legal, administrative, arbitration or other method of settling disputes, which (if determined adversely to ITEC or NewTec) would materially and adversely affect (i) the ability of ITEC to perform hereunder or under any other agreement, document or instrument required to be executed and delivered by ITEC in connection with the consummation of the transactions contemplated hereby or (ii) the NewTec Shares to be delivered pursuant to this Agreement, and ITEC neither knows, anticipates or has notice of any basis for any such action. Except as set forth in Schedule 4.6, ITEC has not received notice of any investigation, suit or proceeding threatened or contemplated by any foreign, federal, state or local government or regulatory authority including, without limitation, those involving their respective employment practices or policies or compliance with environmental regulations, which would have a material adverse effect on ITEC or the business of NewTec. Except as set forth in Schedule 4.6, ITEC is not subject to any order, decree or judgment of any court or governmental agency or instrumentality, which would have a material adverse effect on ITEC or the formation of NewTec. Except as set forth in Schedule 4.6, ITEC has not received notice of any adverse finding or determination in connection with any review conducted by any entity, commission, board or agency which would have a material adverse effect on ITEC or the business of NewTec.

         4.7 ITEC has not retained any broker or finder or incurred any liability or obligation for any brokerage fees, commissions or finder's fees with respect to this Agreement or the transactions contemplated hereby.

         4.8 The unaudited financial statements for ITEC as of September 30, 2000: (i) are attached hereto as Schedule 4.8 (the "ITEC Financial Statements");
(ii) are accurate, correct and complete; (iii) fairly present the financial condition and results of operations of ITEC as of the dates and for the periods indicated; and (iv) are prepared in accordance with GAAP except for (A) the fact that interim financial statements are subject to year-end adjustments and (B) any exceptions that may be indicated in the notes to such ITEC Financial Statements.

COVENANTS

         PIC and ITEC hereby agree to keep, perform and fully discharge the following covenants and agreements.

         5.1 PIC and ITEC agree to use their commercially reasonable efforts to satisfy the Closing conditions set forth herein by the Closing Date, or earlier if possible.

         5.2 From the date of this Agreement until Closing Date, PIC shall:

         (a) use commercial best efforts to preserve intact its business organization, licenses, permits, and securities registrations; and

         (b) perform in all material respects all obligations under agreements.

         5.3 From the date of this Agreement until the Closing Date, PIC will not, without the prior written consent of ITEC, do any of the following:

         (a) take any action which would (i) adversely affect the ability of any party hereto to obtain any consents required for the transactions contemplated thereby, or (ii) adversely affect the ability of any party hereto to perform its covenants and agreements;

         (b) make any distribution related to earnings any payment of cash to any shareholder of PIC other than normal payments made in the ordinary course of business consistent with past practices;

         (c) impose on any material asset, or suffer the imposition on any material asset of, any lien;

         (d) sell, pledge or encumber, or enter into any contract to sell, pledge or encumber, any interest in the Assets, with the exception of a consensual foreclosure by Finova to take possession of assets of PIC within the scope of Finova's existing security agreements but of which Finova has not yet taken possession;

         (e) purchase, lease or otherwise acquire any assets or properties, whether real or personal, tangible or intangible, or sell, lease or otherwise dispose of any assets or properties, whether real or personal, tangible or intangible, except in the ordinary course of business and consistent with past practices;

         (f) grant any increase in compensation or benefits to the employees or officers; pay any severance or termination pay or any bonus other than pursuant to written policies or written contracts in effect as of

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the date hereof and  disclosed on the  schedules  hereto,  unless such action is first approved in writing by ITEC's Chief Executive Officer;

         (g) enter into or amend any employment contract (unless such amendment is required by law) that PIC does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Closing;

         (h) make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws or regulatory accounting requirements or GAAP;

         (i) commence any litigation other than in accordance with past practice, settle any litigation involving any liability for material money damages or restrictions upon the Business;

         (j) except in the ordinary course of business and which is not material, modify, amend or terminate any material contract or waive, release, compromise or assign any material rights or claims;

         (k) make or commit to make any capital expenditure, or enter into any lease of capital equipment as lessee or lessor;

         (l) take any action, or omit to take any action, which would cause any of the representations and warranties contained herein to be or become untrue or incorrect;

         (m) make any loan to any person or increase the aggregate amount of any loan currently outstanding to any person that would be payable following the Closing; or

         (n) grant any rights, securities or other instruments that include or contain any right to purchase or otherwise obtain common stock of PIC which extends beyond the Closing Date.

         5.4 From the date of this Agreement until Closing Date, ITEC shall:

         (a) use commercial best efforts to preserve intact its business organization, licenses, permits, government programs, private programs and customers;

         (b) maintain all business development efforts, including without limitation, diligently pursuing business opportunities of its business and preserving relationships with prospects of ITEC; and

         (c) perform in all material respects all obligations under agreements.

         5.5 From the date of this Agreement until the Closing Date, ITEC will not, without the prior written consent of PIC, do any of the following:

         (a) take any action which would (i) adversely affect the ability of any party hereto to obtain any consents required for the transactions contemplated thereby, or (ii) adversely affect the ability of any party hereto to perform its covenants and agreements;

         (b) impose, or suffer the imposition, on any material asset of any lien or permit any such lien to exist, in either case which would have a material adverse impact on ITEC or NewTec; or

         (c) enter into any agreement or commitment to do any of the foregoing.

CONDITIONS PRECEDENT TO OBLIGATIONS OF ITEC

         Each and all of the obligations of ITEC to consummate the transactions contemplated by this Agreement are subject to fulfillment prior to or at the Closing of the following conditions:

         6.1 The representations and warranties of PIC contained herein shall be accurate in all respects as if made on and as of the Closing Date. PIC shall have performed all of the obligations and complied with each and all of the covenants, agreements and conditions required to be performed or complied with by it on or prior to the Closing Date

         6.2 No action, suit, proceeding or investigation before any court, administrative agency or other governmental authority shall be pending or threatened wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby, cause such transactions to be rescinded, or which might affect the right of ITEC or its affiliates to own, operate or control PIC.

         6.3 PIC shall not have been adversely affected in any way by any act of God, fire, flood, accident, war, labor disturbance, legislation, or other event or occurrence, whether or not covered by insurance, and there

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shall have been no change in the assets or the business  PIC or PIC's  financial condition, properties or prospects, which would have a material adverse effect thereon.

         6.4 PIC shall have (i) negotiated a settlement agreement with Finova for the satisfaction of all obligations due Finova from PIC which is satisfactory in form and substance to ITEC and counsel to ITEC; (ii) obtained modification of the terms of all warrants, options and other convertible instruments or contractual rights for the purchase of PIC common stock or that convert debt or other obligations into PIC common stock on terms acceptable to ITEC and ITEC's counsel; and (iii) obtained the release of all liens, judgment liens, pledges, claims, charges, encumbrances and security interests on the assets or rights of PIC on terms acceptable to ITEC and ITEC's counsel.

         6.5 All corporate, stockholder, regulatory and other actions and proceedings in connection with the transactions contemplated hereby and all documents incidental thereto, and all other related legal matters, shall be satisfactory in form and substance to counsel for ITEC, and ITEC shall have received all such resolutions, documents and instruments, or copies thereof, certified if requested, as its counsel shall have reasonably requested.

         6.5 There shall have been no change, circumstance or occurrence that has had or would have a material adverse effect on the business, operations, properties, condition (financial or otherwise) or prospects of PIC.

CONDITIONS PRECEDENT TO OBLIGATIONS OF PIC

         Each and all of the obligations of PIC to consummate the transactions contemplated by this Agreement are subject to fulfillment prior to or at the Closing of the following conditions:

         7.1 The representations and warranties of ITEC contained herein shall be accurate in all respects as if made on and as of the Closing Date. ITEC and shall have performed all of the obligations and complied with each and all of the covenants, agreements and conditions required to be performed or complied with on or prior to Closing Date.

         7.2 No action, suit, proceeding or investigation before any court, administrative agency or other governmental authority shall be pending or threatened wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded.

         7.3 All corporate and other actions and proceedings in connection with the transactions contemplated hereby and all documents incidental thereto, and all other related legal matters, shall be reasonably satisfactory in form and substance to counsel for PIC, and PIC shall have received all such resolutions, documents and instruments, or copies thereof, certified if requested, as its counsel shall have reasonably requested.

         7.4 A majority of the common stockholders of PIC shall have approved the transactions contemplated herein.

SURVIVAL AND INDEMNIFICATION

         8.1 All representations, warranties, covenants and agreements contained in this Agreement or in any document delivered pursuant hereto shall be deemed to be material and to have been relied upon by the parties hereto. All representations and warranties contained in this Agreement shall survive the Closing for the applicable statute of limitations period, and all representations, warranties and covenants to be made or performed after the Closing shall survive the Closing until made or performed and for the applicable statute of limitations period after their due date. The indemnity obligations of each party to this Agreement shall terminate (absent fraud or intentional misrepresentation) one year from the Closing Date. Any claim for indemnification that is asserted within one year of the Closing Date shall survive until resolved or judicially determined. The representations and warranties contained in this Agreement shall not be affected by any investigation, verification or examination by any party hereto or by anyone on behalf of any such party.

         8.2 (a) PIC shall hold harmless and defend ITEC and its successors and assigns from and against any and all claims related to, caused by or arising from (A) any misrepresentation or breach of warranty or failure to fulfill any covenant or agreement of PIC set forth in this Agreement, or any other misrepresentation, breach of warranty or failure to fulfill a covenant or agreement by PIC contained in any agreement or other document delivered pursuant hereto, or (B) any and all claims of third parties made based upon facts alleged that, if true, would have constituted such a misrepresentation, breach or failure.

                  (b) ITEC shall indemnify, hold harmless and defend PIC and its representatives, officers, members, managers, directors, affiliates, successors and assigns, from and against any and all claims related to,

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

caused by or arising from (i) any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement of ITEC contained herein or in any agreement or other document delivered pursuant hereto, or (ii) any and all claims of third parties made based upon facts alleged that, if true, would constitute such a misrepresentation, breach or failure.

         8.3 The party seeking indemnification under this article (the "Indemnified Party") shall give prompt written notice to the indemnifying party (the "Indemnifying Party") of the facts and circumstances giving rise to any claim, provided, however, that an Indemnified Party's failure to give such notice shall not impair or otherwise affect such Indemnified Party's right to indemnification except to the extent that the Indemnifying Party demonstrates actual damage caused by such failure. All rights contained in this article are cumulative and are in addition to all other rights and remedies which are otherwise available, pursuant to the terms of this Agreement or applicable law. All indemnification rights shall be deemed to apply in favor of the indemnified party's officers, directors, representatives, subsidiaries, affiliates, successors and assigns.

         8.4 The Indemnified Party shall not settle or compromise any claim by a third party for which the Indemnified Party is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld), unless legal action shall have been instituted against the Indemnified Party and the Indemnifying Party shall not have taken control of such suit within fifteen (15) days after notification thereof as provided herein. In connection with any claim giving rise to indemnification hereunder resulting from or arising out of any claim by a person other than the Indemnified Party, the Indemnifying Party shall, upon written notice to the Indemnified Party, assume the defense of any such claim without prejudice to the right of the Indemnifying Party thereafter to contest its obligation to indemnify the Indemnified Party in respect to the claims asserted therein. If the Indemnifying Party assumes the defense of any such claim, the Indemnifying Party shall select counsel to conduct the defense in such claims and at its sole cost and expense shall take all steps necessary in the defense or settlement thereof. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any claim, without the prior written consent of the Indemnified Party, unless the Indemnifying Party admits in writing its liability to hold the Indemnified Party harmless from and against any losses, damages, expenses and liabilities arising out of such settlement. The Indemnified Party shall be entitled to participate in the defense of any such action with its own counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim resulting therefrom in accordance with the terms hereof, the Indemnified Party may defend such claim in such a manner as it may deem appropriate, including settling such claim after giving notice of the same to the Indemnifying Party on such terms as the Indemnified Party may deem appropriate, and in any action by the Indemnified Party seeking indemnification from the Indemnifying Party in accordance with the provisions of this article, the Indemnifying Party shall not be entitled to question the manner in which the Indemnified Party defended such claim or the amount or nature of any such settlement. In the event of a claim by a third party, the Indemnified Party shall cooperate with the Indemnifying Party in the defense of such action (including making a personal contact with the third party if deemed beneficial) and the relevant records of party shall be made available on a timely basis.

MISCELLANEOUS

         9.1.  Payment  of  Fees  and  Expenses.  If  any  legal  action  or any arbitration  or  other  proceeding  is  brought  for  the  enforcement  of  this
Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         9.2. Entire Agreement. This Agreement, including the documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to its subject matter. This Agreement supercedes all prior agreements and understandings between the parties with respect to its subject matter.

         9.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         9.4. Notices. Any and all notices, demands or other communications required or desired to be given by any party shall be in writing and shall be validly given or made to another party if given by personal delivery, telex, facsimile, telegram or if deposited in the United States mail, certified or registered, postage prepaid, return requested.

          If to ITEC:                        Imaging Technologies, Inc.
                                             15175 Innovation Drive
                                             San Diego, CA 92128
                                             Attention:  General Counsel

          If to PIC:                         Pen Interconnect Inc.
                                             1601 Alton Parkway
                                             Irvine, California 92606
                                             Attention:  Stephen J. Fryer


IMAGING TECHNOLOGIES CORPORATION


by:      _______________________________


its      _______________________________



PEN INTERCONNECT INC.


by:      ______________________________
         Stephen J. Fryer


Its:     President
         --------------------------------


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